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                                                         EXHIBIT 3.4

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                              ANIKA RESEARCH, INC.


                            ARTICLE 1 - Stockholders
                            ------------------------

     1.1  Place of Meetings.  All meetings of stockholders shall be held within
          -----------------
the Commonwealth of Massachusetts unless the Articles of Organization permit the holding of stockholders' meetings outside Massachusetts, in which event such meetings may be held either within or without Massachusetts. Meetings of stockholders shall be held at the principal office of the Corporation unless a different place is fixed by the Board of Directors or the President and stated in the notice of the meeting.

     1.2  Annual Meeting.  The annual meeting of stockholders shall be held
          --------------
within six months after the end of each fiscal year of the Corporation on a date to be fixed by the Board of Directors or the President (which date shall not be a legal holiday in the place where the meeting is to be held) at the time and place to be fixed by the Board of Directors or the President and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-Laws, may be specified by the Board of Directors or the President. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these By-Laws to the annual meeting of stockholders shall be deemed to refer to such special meeting.

     1.3  Special Meetings.  Special meetings of stockholders may be called at
          ----------------
any time by the President or by the Chairman of the Board of Directors.
Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of the meeting. Notwithstanding any other provision of law, these By-Laws or the Corporation's Articles of Organization, as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast at any annual election of directors or class of directors shall be required to amend or repeal this Section 1.3 or to adopt any provision inconsistent with this Section 1.3.

     1.4  Notice of Meetings.  A written notice of each meeting of stockholders,
          ------------------
stating the place, date and hour thereof, and the purposes for which the meeting is to be held, shall be given by the Clerk, Assistant Clerk or other person calling the meeting at least seven days before the meeting to each stockholder entitled to vote at the meeting and to each stockholder who by law, by the Articles of Organization or by these By-Laws is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it
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postage prepaid and addressed to him at his address as it appears in the records of the Corporation. Whenever any notice is required to be given to a stockholder by law, by the Articles of Organization or by these By-Laws, no such notice need be given if a written waiver of notice, executed before or after the meeting by the stockholder or his authorized attorney, is filed with the records of the meeting.

     1.5  Quorum.  Unless the Articles of Organization otherwise provide, the
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holders of a majority of the number of shares of the stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter, except that if two or more classes of stock are outstanding and entitled to vote as separate classes, then in the case of each such class a quorum shall consist of the holders of a majority of the number of shares of the stock of that class issued, outstanding and entitled to vote. Shares owned directly or indirectly by the Corporation shall not be counted in determining the total number of shares outstanding for this purpose.

     1.6  Adjournments.  Except as provided in Section 1.3 hereof, any meeting
          ------------
of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these By-Laws by the stockholders present or represented at the meeting, although less than a quorum, or by any officer entitled to preside or to act as clerk of such meeting, if no stockholder is present. It shall not be necessary to notify any stockholder of any adjournment. Any business which could have been transacted at any meeting of the stockholders as originally called may be transacted at any adjournment of the meeting.

     1.7  Voting and Proxies.  Each stockholder shall have one vote for each
          ------------------
share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named in the proxy. Proxies shall be filed with the clerk of the meeting, or of any adjourned meeting, before being voted. Except as otherwise limited by their terms, a proxy shall entitle the persons named in the proxy to vote at any adjournment of such meeting, but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them, unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purported to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

     1.8  Action at Meeting.  When a quorum is present at any meeting, the
          -----------------
holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter), shall decide any matter to be voted on by the stockholders, except when a larger vote is required by law, the Articles of Organization or these By-Laws. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the

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election. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. The Corporation shall not directly or indirectly vote any share of its own stock.

     1.9  Introduction of Business at Meeting.  Except as otherwise provided by
          -----------------------------------
law, at any annual or special meeting of stockholders only such business shall be conducted as shall have been properly brought before the meeting. In order to be properly brought before the meeting, such business must have been either
(A) specified in the written notice of the meeting (or any supplement thereto) given to stockholders of record on the record date for such meeting by or at the direction of the Board of Directors, (B) brought before the meeting at the direction of the Board of Directors or the chairman of the meeting or (C) specified in a written notice given by or on behalf of a stockholder of record on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder, in accordance with all of the following requirements. A notice referred to in clause (C) hereof must be delivered personally to or mailed to and received at the principal executive office of the Corporation, addressed to the attention of the Clerk, not more than ten (10) days after the date of the initial notice referred to in clause (A) hereof, in the case of business to be brought before a special meeting of stockholders, and not less than thirty (30) days prior to the first anniversary date of the initial notice referred to in clause (A) hereof to the previous year's annual meeting, in the case of business to be brought before an annual meeting of stockholders; provided, however, that such notice shall not be required to be
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given more than sixty (60) days prior to an annual meeting of stockholders.
Such notice referred to in clause (C) hereof shall set forth (i) a full description of each such item of business proposed to be brought before the meeting, (ii) the name and address of the person proposing to bring such business before the meeting, (iii) the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting (if such date has been made publicly available) and as of the date of such notice, (iv) if any item of such business involves nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, or any successor thereto, and the written consent of each such nominee to serve if elected, and (v) all other information that would be required to be filed with the Securities and Exchange Commission if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to
Section 14 of the Securities Exchange Act of 1934, as amended, or any successor thereto. No business shall be brought before any meeting of stockholders of the Corporation otherwise than as provided in this paragraph.

     Notwithstanding the foregoing provisions, the Board of Directors shall be obligated to include information as to any nominee for director in any proxy statement or other communication sent to stockholders.

     The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any proposed item of business was not brought before the meeting in accordance

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with the foregoing procedure and, if he should so determined, he shall so declare to the meeting and the defective item of business shall be disregarded.

     1.10  Action without Meeting.  Until the Corporation becomes subject to the
           ----------------------
reporting requirements of the Securities Exchange Act of 1934 (the "Triggering Event"), any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Effective upon the date of the Triggering Event, stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provision of law, these By-Laws or the Corporation's Articles or Organization, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast at any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section 1.9.


                             ARTICLE 2 - Directors
                             ---------------------

     2.1  Powers.  The business of the Corporation shall be managed by a Board
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of Directors, who may exercise all the powers of the Corporation except as otherwise provided by law, by the Articles of Organization or by these By-Laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

     2.2  Number, Election and Qualification.  The number of Directors which
          ----------------------------------
shall constitute the whole Board of Directors shall be determined by vote of the stockholders or the Board of Directors, but shall consist of not less than three Directors (except that whenever there shall be only two stockholders the number of Directors shall be not less than two and whenever there shall be only one stockholder or prior to the issuance of any stock, there shall be at least one Director). The number of Directors may be decreased at any time and from time to time either by the stockholders or by a majority of the Directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more Directors. The Directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. No Director need be a stockholder of the Corporation. The number of Directors may be increased at any time and from time to time by the stockholders or by a majority of the Directors then in office.

     2.3  Classes of Directors.  The Board of Directors shall be and is divided
          --------------------
into three classes: Class I, Class II and Class III. No one class shall have more than one director more

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than any other class. If a fraction is contained in the quotient arrived at by dividing the authorized number of directors by three, then, if such fraction is one-third, the extra directors shall be a member of Class I and, if such fraction is two-thirds, one of the extra directors shall be a member of Class I and the other extra director shall be a member of Class II, unless otherwise provided for from time to time by resolution adopted by a majority of the Board of Directors.

     2.4  Election of Directors.  Elections of directors need not be by written
          ---------------------
ballot except as and to the extent provided in the By-Laws of the Corporation.

     2.5  Terms of Office.  Each director shall serve for a term ending on the
          ---------------
date of the third annual meeting following the annual meetings at which such director was elected; provided, however, that each initial director in Class I
                      --------  -------
shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending August 31, 1994; each initial director in Class II shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending August 31, 1995; and each initial director in Class III shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending August 31, 1996.

     2.6  Allocation of Directors Among Classes in the Event of Increases or
          ------------------------------------------------------------------
Decreases in the Number of Directors.  In the event of any increase or decrease
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in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term or his prior death, retirement or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure than no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for form time to time by resolution adopted by a majority of the directors then in office, although less than a quorum.

     2.7  Tenure.  Notwithstanding any provisions to the contrary contained
          ------
herein, each director shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal.

     2.8  Vacancies.  Any vacancy in the Board of Directors, however occurring,
          ---------
including a vacancy resulting from an enlargement of the Board, may be filled by a vote of a majority of directors then in office. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, if applicable, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next

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election of the class for which such director shall have been chosen and until his successor is elected or qualified, or until his earlier death, resignation or removal.

     2.9  Resignation.  Any Director may resign by delivering his written
          -----------
resignation to the Corporation at its principal office or to the President or Clerk. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     2.10  Removal.  A Director may be removed from office with or without cause
           -------
by vote of the holders of a majority of the shares entitled to vote in the election of Directors. However, the Directors elected by the holders of a particular class or series of stock may be removed from office with or without cause only by vote of the holders of a majority of the outstanding shares of such class or series. In addition, a Director may be removed from office for cause by vote of a majority of the Directors then in office. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

     2.11  Regular Meetings.  Regular meetings of the Directors may be held
           ----------------
without call or notice at such places, within or without Massachusetts, and at such times as the Directors may from time to time determine, provided that any Director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Directors may be held without a call or notice immediately after and at the same place as the annual meeting of stockholders. Meetings of the Directors shall be held at least once in every fiscal quarter of the Company.

     2.12  Special Meetings.  Special meetings of the Directors may be held at
           ----------------
any time and place, within or without Massachusetts, designated in a call by the Chairman of the Board, President, Treasurer, two or more Directors, any one Director who is a member of the Executive Committee or by one Director in the event that there is only a single Director in office.

     2.13  Meetings by Telephone Conference Calls.  Directors or members of any
           --------------------------------------
committee designated by the Directors may participate in a meeting of the Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

     2.14  Notice of Special Meetings.  Notice of any special meeting of the
           --------------------------
Directors shall be given to each Director by the Clerk or by the officer or one of the Directors calling the meeting. Notice shall be duly given to each Director (i) by notice given to such Director in person or by telephone at least 48 hours in advance of the meeting, (ii) by sending a telegram or telecopy, or by delivering written notice by hand to his last known business or home address at least 48 hours in advance of the meeting, or (iii) by mailing written notice to his last known business or home address at least 72 hours in advance of the meeting. Notice

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need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior to the meeting or at its commencement the lack of notice to him. A notice or waiver of notice of a Directors' meeting need not specify the purposes of the meeting. If notice is given in person or by telephone, an affidavit of the Clerk, officer or Director who gives such notice that the notice has been duly given shall, in the absence of fraud, be conclusive evidence that such notice was duly given.

     2.15  Quorum.  A majority of the total number of the whole Board of
           ------
Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

     2.16  Action at Meeting.  At any meeting of the Board of Directors at which
           -----------------
a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, by the Articles of Organization or by these By-Laws.

     2.17  Action by Consent.  Any action required or permitted to be taken at
           -----------------
any meeting of the Board of Directors may be taken without a meeting if all the Directors consent to the action in writing and the written consents are filed with the records of the Directors' meetings. Each such consent shall be treated for all purposes as a vote at a meeting.

     2.18  Committees.  The Board of Directors may, by vote of a majority of the
           ----------
Directors then in office, elect from their number an executive committee or other committees and may by like vote delegate to committees so elected some or all of their powers to the extent permitted by law. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided by these By-Laws for the Directors. The Board of Directors shall have the power at any time to fill vacancies in any such committee, to change its membership or to discharge the committee.

     2.19  Executive Committee.  The Executive Committee of the Board of
           -------------------
Directors shall consist of up to four members. The Executive Committee will be responsible for formulating and establishing a strategic business plan for the future and presenting same to the full Board of Directors. The Executive Committee will review and approve the Annual Operating Plan before it is submitted to the Board of Directors for formal approval. The Executive Committee will review and monitor actual business and financial performance against the Annual Operating Plan and the Strategic Plan and report to the full Board of

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

Directors thereon. The Executive Committee will be responsible for reviewing the operating activities of the Company including sales and marketing, regulatory, manufacturing, product development, finance and administration. The Executive Committee shall meet at least once every calendar month until the Corporation shall have positive net income for a fiscal year.

     2.20  Compensation of Directors.  Directors may be paid such compensation
           -------------------------
for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     2.21  Consent to Certain Actions.  The approval of two-thirds of the Board
           --------------------------
of Directors shall be required to take any of the actions set forth in Section 8 of the Series A Preferred Stock Purchase Agreement dated as of May __, 1995 by and among the Corporation and the investors listed on Schedule 1 thereto to the extent such actions would otherwise be prohibited by such Section 8 unless such prohibition is waived by the holders of the Corporation's Series A Preferred Stock.

                              ARTICLE 3 - Officers
                              --------------------

     3.1  Enumeration.  The officers of the Corporation shall consist of a
          -----------
President, a Treasurer, a Clerk and such other officers with such other titles as the Board of Directors may determine, including, but not limited to, a Chairman of the Board, a Vice Chairman of the Board, a Clerk and one or more Vice Presidents, Assistant Treasurers, and Assistant Clerks.

     3.2  Election.  The president, Treasurer and Clerk shall be elected
          --------
annually by the Board of Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen or appointed by the Board of Directors at such meeting or at any other meeting.

     3.3  Qualification.  Neither the President nor any other officer need be a
          -------------
director or stockholder. Any two or more offices may be held by the same person. The Clerk shall be a resident of Massachusetts unless the Corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the Corporation in such amount and with such sureties as the Directors may determine. The premiums for such bonds may be paid by the Corporation.

     3.4  Tenure.  Except as otherwise provided by law, by the Articles of
          ------
Organization or by these By-Laws, the President, Treasurer and Clerk shall hold office until the first meeting of the Directors following the next annual meeting of stockholders and until their respective successors are chosen and qualified; and all other officers shall hold office until the first meeting of the Directors following the annual meeting of stockholders, unless a different term is specified in the vote choosing or appointing them, or until his earlier death, resignation or removal.

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

     3.5  Resignation and Removal.  Any officer may resign by delivering his
          -----------------------
written resignation to the Corporation at its principal office or to the President, or Clerk. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of Directors then in office. An officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon.

     Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.

     3.6  Vacancies.  The Board of Directors may fill any vacancy occurring in
          ---------
any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Clerk. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is chosen and qualified, or until he sooner dies, resigns or is removed.

     3.7  Chairman of the Board and Vice-Chairman of the Board.  The Board of
          ----------------------------------------------------
Directors may appoint a Chairman of the Board and may designate him as Chief Executive Officer. If the Board of Directors appoints a Chairman of the Board, he shall perform such duties and possess such powers as are assigned to him by the Board of Directors. If the Board of Directors appoints a Vice-Chairman of the Board, he shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him by the Board of Directors.

     3.8  President.  The President shall, subject to the direction of the Board
          ---------
of Directors, have general charge and supervision of the business of the Corporation. Unless otherwise provided by the Board of Directors, he shall preside at all meetings of the stockholders and, if he is a Director, at all meetings of the Board of Directors. Unless the Board of Directors has designated the Chairman of the Board or another officer as Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. The President shall perform such other duties and shall possess such other powers as the Board of Directors may from time to time prescribe.

     3.9  Vice Presidents.  Any Vice President shall perform such duties and
          ---------------
possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors)

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

shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

     3.10  Treasurer and Assistant Treasurers.  The Treasurer shall perform such
           ----------------------------------
duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these By-Laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the Corporation.

     The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

     3.11  Clerk and Assistant Clerks.  The Clerk shall perform such duties and
           --------------------------
shall possess such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Clerk shall perform such duties and have such powers as are incident to the office of the clerk, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

     Any Assistant Clerk shall perform such duties and possess such powers as the Board of Directors, the President or the Clerk may from time to time prescribe. In the event of the absence, inability or refusal to act of the Clerk, the Assistant Clerk (or if there shall be more than one, the Assistant Clerks in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Clerk.

     In the absence of the Clerk or any Assistant Clerk at any meeting of stockholders or Directors, the person presiding at meeting shall designate a temporary clerk to keep a record of the meeting.

     3.12  Salaries.  Officers of the Corporation shall be entitled to such
           --------
salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

                           ARTICLE 4 - Capital Stock
                           -------------------------

     4.1  Issue of Capital Stock.  Unless otherwise voted by the stockholders,
          ----------------------
the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of the capital stock of the Corporation held in its treasury may be issued or disposed of by vote of the Board of Directors, in such manner, for such consideration and on such terms as the Directors may determine.

     4.2  Certificate of Stock.  Each stockholder shall be entitled to a
          --------------------
certificate of the capital stock of the Corporation in such form as may be prescribed from time to time by the Directors. The certificate shall be signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, but when a certificate is countersigned by a transfer agent or a registrar, other than a Director, officer or employee of the Corporation, such signature may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue.

     Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-Laws, applicable securities laws or any agreement to which the Corporation is a party, shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a Stockholder of the existence of such restrictions and a statement that the Corporation will furnish a copy of the restrictions to the holder of such certificate upon written request and without charge. Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

     4.3  Transfers.  Subject to the restrictions, if any, stated or noted on
          ---------
the stock certificates, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Articles of Organization or by these By-Laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of a any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws.

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

     It shall be the duty of each stockholder to notify the Corporation of his post office address and of his taxpayer identification number.

     4.4  Record Date.  The Board of Directors may fix in advance a time not
          -----------
more than 60 days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date. Without fixing such record date the Directors may for any of such purposes close the transfer books for all or any part of such period.

     If no record date is fixed and the transfer books are not closed, the record date for determining the stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, and the record date for determining the stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect to such purpose.

     4.5  Replacement of Certificates.  In case of the alleged loss or
          ---------------------------
destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place of the lost, destroyed or mutilated certificate, upon such terms as the Directors may prescribe, including the presentation of reasonable evidence of such loss, destruction or mutilation and the giving of such indemnity as the Directors may require for the protection of the Corporation or any transfer agent or registrar.


                      ARTICLE 5 - Miscellaneous Provisions
                      ------------------------------------

     5.1  Fiscal Year.  Except as otherwise set forth in the Articles of
          -----------
Organization or as otherwise determined from time to time by the Board of Directors, the fiscal year of the Corporation shall in each year end on December 31.

     5.2  Seal.  The seal of the Corporation shall, subject to alteration by the
          ----
Directors, bear its name, the word "Massachusetts" and the year of its incorporation.

     5.3  Voting of Securities.  Except as the Board of Directors may otherwise
          --------------------
designate, the President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this Corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this Corporation.

     5.4  Corporate Records.  The original, or attested copies, of the Articles
          -----------------
of Organization, By-Laws and records of all meetings of the incorporators and stockholders, and the stock records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the Corporation, or at an office of its transfer agent or of the Clerk. These copies and records need not all be kept in the same office. They shall be available at all reasonable times for the inspection of any stockholder for any proper purpose, but not to secure a list of stockholders for the purpose of selling the list or copies of the list or of using the list for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the Corporation.

     5.5  Evidence of Authority.  A certificate by the Clerk or an Assistant
          ---------------------
Clerk, or a temporary Clerk, as to any action taken by the stockholders, Directors, any committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive of such action.

     5.6  Articles of Organization.  All references in these By-Laws to the
          ------------------------
Articles of Organization shall be deemed to refer to the Articles of Organization shall be deemed to refer to the Articles of Organization of the Corporation, as amended and in effect from time to time.

     5.7  Severability.  Any determination that any provision of these By-Laws
          ------------
is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.

     5.8  Pronouns.  All pronouns used in these By-Laws shall be deemed to refer
          --------
to the masculine, feminine or neuter, singular or plural, as the identify of the person or persons may require.


                             ARTICLE 6 - Amendments
                             ----------------------

     Unless otherwise provided for therein, these By-Laws may be amended by vote of the holders of a majority of the shares of each class of the capital stock at the time outstanding and entitled to vote at any annual or special meeting of stockholders, if notice of the substance of the proposed amendment is stated in the notice of such meeting. If authorized by the Articles of Organization and unless otherwise provided for therein, the Directors, by a majority of their number then in office, may also make, amend or repeal these By-Laws, in whole or in part, except with respect to (a) the provisions of these By-Laws governing
(i) the removal of Directors and (ii) the amendment of these By-Laws and (b) any provision of these By-Laws which by law, the Articles of Organization or these By-Laws requires action by the stockholders.

     Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-Law, notice stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-Laws.

     Any By-Law adopted by the Directors may be amended or repealed by the stockholders entitled to vote or amending the By-Law.


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